Exhibit 23.6

Consent of Baker Botts L.L.P.

October 1, 2012

LinnCo, LLC

600 Travis, Suite 5100

Houston, Texas 77002

Linn Energy, LLC

600 Travis, Suite 5100

Houston, Texas 77002

Re: Registration Statement on Form S-1 (File No. 333-182305) (the “Registration Statement”) and the related prospectus included therein (the “Prospectus”)

Ladies and Gentlemen:

We hereby consent to the Prospectus discussion of our opinion filed as Exhibit 8.1 to the Registration Statement and to the reference of our firm under the caption “Material U.S. Federal Income Tax Consequences” in the Prospectus.

/s/ Baker Botts L.L.P.